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                       Executive Officer Bonus Plan

                       Whirlpool Corporation

                       Effective as of January 1, 1994



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Contents
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                                              Page
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Article 1. General                               1

Article 2. Definitions                           1

Article 3. Eligibility and Participation         2

Article 4. Award Determination and Payment       2

Article 5. Termination of Employment             3

Article 6. Miscellaneous Provisions              3
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Whirlpool Corporation
Executive Officer Bonus Plan

Article 1. General

          1.1 ESTABLISHMENT OF THE PLAN. Whirlpool Corporation, a Delaware corporation (the "Company"), hereby adopts this Plan, which shall be known as the "Whirlpool Corporation Executive Officer Bonus Plan" (the "Plan").

          1.2 PURPOSE. The purpose of the Plan is to motivate senior executive officers to focus attention on shareholder value, drive performance in support of this goal and other business goals, and reward individual performance.

          1.3 ADMINISTRATION.

          (a) The Plan shall be administered by the Committee.

          (b) Subject to the limitations of the Plan, the Committee shall: (i) select from the Executive Officers of the Company, those who shall partici-pate in the Plan (a "Participant" or "Participants"), (ii) make Awards in such amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Awards as it shall deem appropriate, (iv) interpret the Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other Persons.

          (c) All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its subsidiaries and operating units as it deems appropriate.

Article 2. Definitions

          2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meaning set forth below, unless otherwise expressly provided.

          (a) "Award" shall mean the amount earned by a Participant as determined by the Committee.

          (b) "Board" shall mean the Board of Directors of Whirlpool
Corporation.

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          (c) "Committee" shall mean the Human Resources Committee of the Board or such other Committee as is designated by the Board. The members shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.

          (d) "Company" shall mean Whirlpool Corporation and its Subsidiaries.

          (e) "Executive Officer" shall mean the Chief Executive Officer, the President, and any Executive Vice President designated by the Committee.

          (f) "Participant" shall mean an Executive Officer who is approved by the Committee for participation in the Plan for a specified Plan Year.

          (g) "Plan Year" shall mean the Company's fiscal year.

          2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article 3. Eligibility and Participation

          3.1 ELIGIBILITY. Eligibility for participation in the Plan shall be limited to Executive Officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          3.2 PARTICIPATION. Participation in the Plan shall be based on the approval of the Committee, from the Executive Officers eligible for participation in the Plan.

Article 4. Award Determination and Payment

          4.1 AWARD DETERMINATION. At the end of each Plan Year, the Committee shall determine the Award for each Participant under the Plan based on such criteria as the Committee deems appropriate.

          4.2 FORM AND TIMING OF PAYMENT. Payment of Awards determined pursuant to Section 4.1 herein shall be made as the Committee, in its discretion, shall determine.

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Article 5. Termination of Employment

          In the event a Participant's employment is terminated for any reason including death, disability, retirement, reduction-in-force, transfer to an affiliate not included in the Plan, change in control, and voluntary and involuntary terminations, the Participant shall receive an Award for the Plan Year in which the termination occurs only if the Committee approves, based on criteria it deems appropriate.

Article 6. Miscellaneous Provisions

          6.1 TAX WITHHOLDING. The Company shall have the right to deduct from all payments under this Plan any foreign, Federal, state, or local taxes required by law to be withheld with respect to such payments.

          6.2 AMENDMENTS. The Company, in its absolute discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.

          6.3 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or the Board of the Company shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense, including, without limitation, fees and expenses of legal counsel, that may have been imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

          6.4 RIGHTS OF PARTICIPANTS. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant, any right to continue in the employ of the Company for any period of time or to continue his present or any other rate of compensation. No Participant in a previous Plan Year, shall have a right to be selected for participation in a current or future Plan Year.

          6.5 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Michigan.

          6.6 EFFECTIVE DATE. The Plan shall be deemed effective as of January 1, 1994.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers effective as of January 1, 1994.

                                       WHIRLPOOL CORPORATION


                                       By:_____________________________________

                                       Its:_________________________________

ATTEST:


By:________________________________

Its:__

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